UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2026

Laird Superfood, Inc.
(Exact name of registrant as specified in its charter)

Nevada	1-39537	81-1589788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5303 Spine Road, Suite 204, Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (541) 588-3600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	LSF	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

On March 12, 2026 (the “Closing Date”), Laird Superfood, Inc. (the “Company”) completed its previously announced acquisition (the “Navitas Acquisition”) of (i) all of the issued and outstanding units of Navitas LLC (“Navitas”) from the Sellers (as defined herein) and (ii) all of the issued and outstanding capital stock of Global Superfoods Corp. (“GSC”) from Encore Consumer Capital Fund II, LP (“Encore”) for a purchase price of $38.5 million in cash, subject to customary purchase price adjustments, including a working capital adjustment, pursuant to that certain securities purchase agreement, dated December 21, 2025 (the “Navitas Acquisition Agreement”), by and among the Company, Encore, The Ira and Joanna Haber Family Trust, Dated October 5, 2015 (the “Haber Family Trust”), and Advantage Capital Agribusiness Partners, L.P. (“Advantage Capital” and, together with Encore and the Haber Family Trust, the “Sellers”). GSC is a holding company with no operations whose purpose is to hold units of Navitas.

On the Closing Date and concurrently with the closing of the Navitas Acquisition, the Company completed the private placement contemplated by that certain investment agreement, dated December 21, 2025 (as amended, the “Investment Agreement”), entered into by and among the Company, Gateway Superfood NSSIII Investment, LLC (“Gateway III”), and Gateway Superfood NSSIV Investment, LLC (“Gateway IV” and, together with Gateway III, the “Investor”), with the Investor being an affiliate of Nexus Capital Management LP (“Nexus”), pursuant to which the Investor purchased an aggregate of 50,000 initial shares (the “Initial Shares”) of Series A Preferred Stock (“Series A Preferred Stock”) at a purchase price of $1,000 per share for gross proceeds of $50.0 million (the “Nexus Investment” and, together with the Navitas Acquisition, the “Transactions”). A substantial portion of the proceeds from the Nexus Investment were used to complete the Navitas Acquisition.

Item 1.01. Entry into a Material Definitive Agreement.

Registration Rights Agreement

On the Closing Date, the Company entered into a Registration Rights Agreement with Nexus (the “Registration Rights Agreement”), pursuant to which, among other things, and subject to certain limitations set forth therein, the Company agreed to use its reasonable best efforts to prepare and file a registration statement registering the resale of the Conversion Shares (as defined herein) as soon as practicable following a request from Nexus.

In addition, pursuant to the Registration Rights Agreement, Nexus has the right to require the Company, subject to certain limitations set forth therein, to effect a distribution of any or all of the Conversion Shares by means of an underwritten offering. The Registration Rights Agreement also provides Nexus with certain customary piggyback registration rights. These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration or offering and the Company’s right to delay or withdraw a registration statement under certain circumstances.

The foregoing description of the Registration Rights Agreement is a summary only, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Registration Rights Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K (this “Current Report”) and is incorporated by reference herein.

Item 2.01. Completion of Acquisition or Disposition of Assets.

As discussed in the Introductory Note, which is incorporated by reference into this Item 2.01, on the Closing Date, the Company completed the Navitas Acquisition pursuant to the Navitas Acquisition Agreement.

The aggregate consideration delivered by the Company on the Closing Date consisted of $38.5 million in cash, subject to customary purchase price adjustments, including a working capital adjustment, in exchange for (i) all of the issued and outstanding units of Navitas from the Sellers and (ii) all of the issued and outstanding capital stock of GSC.

The foregoing description of the Navitas Acquisition Agreement is a summary only, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Navitas Acquisition Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report and is incorporated by reference herein.

The representations, warranties and covenants of each party set forth in the Navitas Acquisition Agreement were made only for purposes of the Navitas Acquisition Agreement as of the specific dates set forth therein, were solely for the benefit of the parties to the Navitas Acquisition Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Navitas Acquisition Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. The Company’s investors and security holders are not third-party beneficiaries under the Navitas Acquisition Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Navitas or GSC, the parties to the Navitas Acquisition Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Navitas Acquisition Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 3.02. Unregistered Sales of Equity Securities.

As discussed in the Introductory Note, which is incorporated by reference into this Item 3.02, on the Closing Date, the Investor purchased the Initial Shares from the Company for gross proceeds of $50.0 million.

Pursuant to the terms of the Investment Agreement, the Company has the option, following the Closing Date until 270 days following the Closing Date (or, if on such 270th day the Company is engaged in discussions with one or more counterparties regarding a potential acquisition or other strategic transaction, 360 days), to require the Investor to purchase up to an aggregate of 60,000 additional shares of Series A Preferred Stock (the “Additional Shares”) at $1,000 per share, provided that any funding of Additional Shares must be for a minimum of $25.0 million and be used to fund substantially concurrent strategic transactions approved by a majority of the disinterested directors of the Board of Directors of the Company (the “Board”).

The voting powers, designations, preferences, limitations, restrictions and relative rights of the Series A Preferred Stock are set forth in the Certificate of Designation of the Series A Preferred Stock (the “Certificate of Designation”). The Series A Preferred Stock is convertible, at the option of the holder, into shares of the Company’s common stock, $0.001 par value (the “Common Stock”), at a fixed conversion price of $3.57 (subject to certain customary anti-dilution adjustments). The Series A Preferred Stock accrues dividends at an annual rate of 5.0%, compounded quarterly, and votes on an as-converted basis with the Common Stock; provided that, with respect to the determination of the number of votes that are entitled for the Additional Shares, the conversion price will be the “Minimum Price” as defined in the applicable rules of the NYSE American LLC (“NYSE American”) (as such rules may be amended from time to time) measured at the time of delivery of the Additional Shares Purchase Notice (as defined in the Investment Agreement) under the Investment Agreement related to the issuance of such Additional Shares and solely to the extent that such “Minimum Price” exceeds the conversion price (as adjusted in accordance with the Certificate of Designation). Any shares of Common Stock issuable upon conversion of the Series A Preferred Stock (such shares, the “Conversion Shares”) will be listed on the NYSE American, subject to official notice of issuance.

The liquidation preference of each share of Series A Preferred Stock is an amount in cash equal to the greater of (i) an amount in cash equal to the sum of (A) the Accumulated Stated Value (as defined herein), plus (B) accrued and unpaid dividends thereon (without duplication of compounded dividends) plus (C) the remaining dividends that would accrue (giving effect to any compounding thereof) on such share of Series A Preferred Stock being redeemed from the day immediately following date of redemption (or liquidation, if applicable) to the fifth anniversary of the Issue Date (as defined herein) and (ii) the payment that a holder of Series A Preferred Stock would have received had such holder, immediately prior to such redemption (or liquidation, if applicable), converted such shares then held by such holder into shares of Common Stock at the applicable conversion price then in effect before any distributions to holders of Common Stock or other Junior Security (as defined herein) holders (“Company Repurchase Price”).

An aggregate of 30,812,325 shares of Common Stock may be issued upon conversion of the Initial Shares and the Additional Shares. The issuance of the Initial Shares was, and issuance of the Additional Shares, if any, will be, undertaken in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and/or Regulation D promulgated thereunder.

The foregoing descriptions of the Investment Agreement and the Certificate of Designation are summaries only, do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the Investment Agreement and the Certificate of Designation, copies of which are filed as Exhibits 10.1 and 3.1, respectively, to this Current Report and are incorporated by reference herein.

The representations, warranties and covenants of each party set forth in the Investment Agreement were made only for purposes of the Investment Agreement as of the specific dates set forth therein, were solely for the benefit of the parties to the Investment Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Investment Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. The Company’s investors and security holders are not third-party beneficiaries under the Investment Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition regarding the parties to the Investment Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Investment Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 3.03. Material Modification to Rights of Security Holders.

The disclosure required by this Item 3.03 is included in Item 5.03 of this Current Report and is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

As discussed in the Introductory Note, which is incorporated by reference into this Item 5.01, on the Closing Date, the Investor purchased the Initial Shares from the Company for gross proceeds of $50.0 million. The consideration for the Initial Shares was provided by Nexus. The sale of the Initial Shares by the Company to the Investor resulted in a change in control of the Company on the Closing Date.

Based on the number of shares of Common Stock outstanding as of March 12, 2026, following the issuance of the Initial Shares, Nexus holds Series A Preferred Stock convertible into 56.3% of the Company’s issued and outstanding Common Stock (or 73.9% of the Company’s issued and outstanding Common Stock assuming the issuance of the Additional Shares).

The disclosure required by this Item 5.01 with respect to the Initial Shares and the Additional Shares is included in Item 3.02 of this Current Report and is incorporated herein by reference. Furthermore, the disclosure required by the Item 5.01 with respect to the Nexus Designees is included in Item 5.02 of this Current Report and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Nexus Designees

As described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on February 9, 2026 (as supplemented on March 6, 2026, the “Proxy Statement”), pursuant to the Investment Agreement, effective as of the closing of the Transactions, (i) the Company agreed to appoint four designated representatives of Nexus and its affiliates, each to the Board to serve for a term expiring at the Company’s next annual meeting of stockholders and until their successors are duly elected and qualified, (ii) Grant LaMontagne would remain a director of the Company and be deemed the fifth designated representative of Nexus and its affiliates (together with the four designated representatives in clause (i), the “Nexus Designees”) as of the closing of the Transactions and (iii) the Company and the Board would cause the total number of directors on the Board to be fixed at nine and a number of directors would resign such that the total number of directors on the Board is nine.

As previously disclosed, on January 29, 2026, each of Geoffrey Barker and Patrick Gaston delivered notice to the Board that he is resigning as a member of the Board, effective upon the Closing Date. Effective as of the Closing Date, the vesting of 8,716 restricted stock units previously granted to each of Mr. Barker and Mr. Gaston was accelerated.

Nexus designated each of Doug Behrens, Michael Cohen, Kayla Dean Obia and Kristin Patrick as the four remaining Nexus Designees. Effective as of the Closing Date, Messrs. Gaston and Barker resigned from the Board, the Board increased the size of the Board from seven to nine directors and the Board appointed each of Messrs. Behrens and Cohen and Mses. Dean Obia and Patrick to the Board, to serve in such capacity until the Company’s 2026 annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her earlier death, disqualification, resignation or removal. Additionally, the Board appointed (i) Mr. LaMontagne to serve as the chairman of the Board, (ii) Mr. Behrens to serve on the compensation committee of the Board (the “Compensation Committee”), (iii) Ms. Patrick to serve on the nominating and corporate governance committee of the Board (the “Nominating Committee”) and (iv) Mrs. Dean Obia to serve as the chairperson of the Compensation Committee and the Nominating Committee.

Additionally, the Company expects to enter into indemnification agreements with each of Messrs. Behrens and Cohen and Mses. Dean Obia and Patrick, a form of which is filed as Exhibit 10.4 to this Current Report and is incorporated by reference herein.

Except as pursuant to the Investment Agreement, there are no arrangements or understandings between Messrs. Behrens and Cohen or Mses. Dean Obia and Patrick and any other person pursuant to which such individuals were appointed to the Board. In addition, there are no transactions between the Company and the Messrs. Behrens and Cohen or Mses. Dean Obia and Patrick or their immediate family members requiring disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Biographical information of Messrs. Behrens and Cohen and Mses. Dean Obia and Patrick is set forth below.

Doug Behrens

Mr. Behrens, 57, has served as Chief Executive Officer of Catalina Snacks, Inc. since January 2024. Previously, Mr. Behrens served as President and Chief Customer Officer of Kind LLC from August 2019 to December 2023. Additionally, Mr. Behrens served as President of Amplify Snack Brands from May 2018 to August 2019. Mr. Behrens also held various leadership positions at WhiteWave Foods, including as President, Sales and Chief Customer Officer from December 2013 to May 2018 and as Senior Vice President and Chief Customer Officer from April 2010 to December 2013. Mr. Behrens received his B.S. from Christian Brothers University.

Michael Cohen

Mr. Cohen, 49, co-founded Nexus in 2013 and is a Managing Partner of the firm. Mr. Cohen also currently serves on the boards of directors of Acosta, Dollar Shave Club, MAV Beauty, Sugarbear and TOMS Shoes. Mr. Cohen previously served on the boards of directors of General Nutrition Centers, Smart & Final and Sprouts Farmers Market. Prior to co-founding Nexus, Mr. Cohen spent 13 years at Apollo Global Management in its Private Equity Group. He began his career in the Mergers and Acquisitions Group of Salomon Smith Barney. Mr. Cohen received his B.B.A. from Emory University.

Kayla Dean Obia

Mrs. Dean Obia, 31, joined Nexus in 2020 and serves as a Principal of the firm. She leads the firm’s investing efforts across the Beauty, Personal Care and Wellness sectors and currently serves on the boards of directors of MAV Beauty and TOMS Shoes. Prior to joining Nexus, Mrs. Dean Obia served as an investment professional at Abry Partners from 2018 to 2020, where she focused on investments across the firm’s private equity and senior equity funds. She began her career in the Financial Sponsors Group of Credit Suisse. Mrs. Dean Obia received her B.S. from the Haas School of Business at the University of California, Berkeley.

Kristin Patrick

Ms. Patrick, 55, has served as President, CMO and Chief Digital Officer of LVMH, Marc Jacobs since May 2024. Ms. Patrick previously served as Executive Vice President, Chief Marketing Officer and Head of E-commerce of Claire’s from March 2021 to May 2024. Additionally, Ms. Patrick served as Global Chief Marketing Officer at PepsiCo, Inc. from June 2013 to January 2019. Prior to her time with PepsiCo, Inc., Ms. Patrick served as Chief Marketing Officer of Playboy Enterprises, Inc. and has also held various leadership positions with Walt Disney Company, Calvin Klein, Revlon, NBC Universal and Gap, Inc. Ms. Patrick also currently serves on the boards of directors of Super League Enterprises, Inc. (Nasdaq: SLE) and Niagen Bioscience, Inc. (Nasdaq: NAGE). Ms. Patrick is a Brandweek “Next Gen Marketer,” Reggie Award recipient, Forbes Top 50 Marketer and Adweek Marketing Vanguard. Ms. Patrick received her B.A. from Emerson College and her J.D. from Southwestern University.

Non-Employee Director Compensation Policy

In connection with the closing of the Transactions, the Board approved an updated non-employee director compensation policy. Pursuant to the updated non-employee director compensation policy, each non-employee director of the Company will be paid an annual cash retainer of $50,000. The chairperson of the Audit Committee of the Board (the “Audit Committee”), the Compensation Committee and the Nominating Committee will each be paid an annual cash retainer of $10,000. Members of the Audit Committee, the Compensation Committee and the Nominating Committee will each be paid an annual cash retainer of $10,000, in addition to any cash retainer received for service as a committee chairperson. Each non-employee director is also eligible to receive an annual equity award under the Laird Superfood, Inc. 2020 Omnibus Incentive Plan with a value of $90,000, which will vest in full one year from the date of grant. Each non-employee director may choose to have their equity awarded as stock options, restricted stock units, or a 50/50 split.

Mr. Behrens and Ms. Patrick will receive the Company’s standard compensation pursuant to the updated non-employee director compensation policy. Notwithstanding the foregoing, Mr. Cohen and Mrs. Dean Obia will not receive compensation in their capacities as directors of the Company.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On March 11, 2026, the Company filed with the Secretary of State of the State of Nevada the Certificate of Designation designating the Series A Preferred Stock and voting powers, designations, preferences, limitations, restrictions and relative rights of the shares of such series and the qualifications, limitations and restrictions of the Series A Preferred Stock. The total number of authorized shares of Series A Preferred Stock is 110,000 shares with a par value of $0.001 per share and an initial stated value of $1,000 per share (the “Stated Value”).

Ranking

With respect to payment of dividends and distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, all shares of Series A Preferred Stock shall rank (i) senior to all Common Stock and each other class or series of capital stock, the terms of which do not expressly provide that such class or series ranks on a parity with the Series A Preferred Stock as to dividend and distribution rights (“Junior Securities”), (ii) pari passu with any class or series of capital stock, the terms of which expressly provide that such class ranks pari passu with Series A Preferred Stock as to dividend and distribution rights in issue from time to time (“Parity Securities”), and (iii) junior to any class or series of capital stock, the terms of which expressly provide that such class or series ranks senior to Series A Preferred Stock as to dividend and distribution rights (“Senior Securities”).

Voting Rights

Each holder of outstanding shares of Series A Preferred Stock will be entitled to vote with the holders of the outstanding shares of Common Stock on an as-converted basis (including any unpaid compounded dividends and, without duplication, accrued but unpaid dividends up to, but excluding, the record date for the applicable distribution) on all matters and not as a separate class, except as provided by law; provided, however that, with respect to the determination of the number of votes that are entitled for the Additional Shares, the conversion price for the Additional Shares will be the “Minimum Price” as defined in the applicable NYSE American rules (as such rules may be amended from time to time) measured at the time of delivery of the Additional Shares Purchase Notice (as defined in the Investment Agreement) under the Investment Agreement related to the issuance of such Additional Shares and solely to the extent that such “Minimum Price” exceeds the conversion price (as adjusted in accordance with the Certificate of Designation).

For so long as any shares of Series A Preferred Stock are outstanding, without the prior written approval of the holders of at least a majority of the Series A Preferred Stock issued and outstanding, the Company is not permitted to, among other things, (i) amend, modify or supplement the Certificate of Designation, Articles of Incorporation or Bylaws in a manner that would adversely effect the rights, powers, preferences or privileges of holders of Series A Preferred Stock; provided that the issuance of Junior Securities will not be deemed to have such an adverse effect, (ii) redeem the Series A Preferred Stock other than in accordance with the Certificate of Designation and (iii) create or issue any Parity Securities or Senior Securities.

Dividends

Holders of Series A Preferred Stock will be entitled to a cumulative and compounding dividend at the rate of 5.00% per annum until the five-year anniversary of the date of issuance (the “Issue Date”). Cumulative dividends on each share of Series A Preferred Stock will accrue on a daily basis in arrears on the sum of (i) the Stated Value plus (ii) once compounded, any compounded dividends thereon (the Stated Value plus accumulated compounded dividends, the “Accumulated Stated Value”). All accrued dividends on any share shall compound quarterly on the last day of March, June, September and December of each calendar year and shall be added to the then current Accumulated Stated Value. Dividends on the Series A Preferred Stock will accrue on the basis of a 360-day year and shall accrue daily commencing on the issuance date.

Holders of Series A Preferred Stock are entitled to receive dividends at the same time and on the same terms as the holders of the Company’s Common Stock in an amount equal to the largest number of whole shares of Common Stock into which all shares of Series A Preferred Stock held of record by such holder is convertible as of the record date for such dividend or distribution or, if there is no specified record date, as of the date of such dividend or distribution. The Board is not permitted to declare or pay any cash dividend or make cash distributions in respect of the Company’s Common Stock unless the Board declares and pays to the holders of Series A Preferred Stock at the same time and on the same terms as the holders of the Company’s Common Stock the dividend to which the shares of Series A Preferred Stock are entitled.

Conversion

The Series A Preferred Stock will be convertible into Common Stock at an initial conversion price equal to $3.57, as adjusted from time to time as set forth in the Certificate of Designation.

Each holder of Series A Preferred Stock has the right to convert all or any portion of such holder’s Series A Preferred Stock into an aggregate number of shares of Common Stock as is determined by (i) multiplying the number of shares (including any fraction of a share) to be converted by the sum of (a) the Accumulated Stated Value plus (b) compounded dividends (if such cumulative dividends have not yet been added to the Accumulated Stated Value) and, without duplication, accrued but unpaid dividends up to, but excluding, the conversion date on such shares to be converted (or in the case of any conversion in connection with a fundamental change, the Company Repurchase Price (as defined below)) and then (ii) dividing the result by the conversion price in effect immediately prior to such conversion, and in addition thereto the holder shall receive cash in lieu of any fractional shares.

At any time following the 30-month anniversary of the Issue Date and subject to certain conditions, (i) if for a consecutive period of at least 120 trading days, (a) the closing price per share of Common Stock exceeds $7.50 (as adjusted under certain circumstances) and (b) the average daily trading volume for the Common Stock is 100,000 shares of Common Stock, and (ii) the Company’s EBITDA for the preceding four fiscal quarters for which financial statements are available is at least $1.0 million, then the Company may elect to convert all of the outstanding shares of Series A Preferred Stock at the conversion price in effect immediately prior to such conversion.

Liquidation

In the event of any voluntary or involuntary liquidation of the Company, the holders of Series A Preferred Stock then outstanding will be entitled to be paid out of the assets of the Company available for distribution to its stockholders, pari passu with any payment to the holders of Parity Securities, and subject to the rights of Senior Securities and the Company’s creditors but before any distribution or payment out of the assets of the Company shall be made to the holders of any Junior Securities by reason of their ownership thereof. The liquidation preference of each share of Series A Preferred Stock is an amount in cash equal to the greater of (i) an amount in cash equal to the sum of (A) the Accumulated Stated Value, plus (B) accrued and unpaid dividends thereon (without duplication of compounded dividends) plus (C) the remaining dividends that would accrue (giving effect to any compounding thereof) on such share of Series A Preferred Stock being redeemed from the day immediately following date of redemption (or liquidation, if applicable) to the fifth anniversary of the Issue Date and (ii) the payment that a holder of Series A Preferred Stock would have received had such holder, immediately prior to such redemption (or liquidation, if applicable), converted such shares then held by such holder into shares of Common Stock at the applicable conversion price then in effect before any distributions to holders of Common Stock or other Junior Security holders.

Redemption Rights

Upon the occurrence of a fundamental change (as defined in the Certificate of Designation), each holder of Series A Preferred Stock will have the right to require the Company to redeem any or all of the then-outstanding shares of Series A Preferred Stock held by such holder for a price per share equal to the Company Repurchase Price.

At any time on or following the seventh anniversary of the Issue Date, each holder of Series A Preferred Stock will have the right to require the Company to redeem all such shares of Series A Preferred Stock held by such holder for a price per share equal to the Company Repurchase Price.

Upon the occurrence of an insolvency event, the Company will immediately redeem out of assets legally available therefor all the then outstanding shares of Series A Preferred Stock for an amount equal to the Company Repurchase Price, subject to the rights of any Parity Securities or Senior Securities and the rights of the Company’s creditors.

Preemptive and Other Rights

The shares of Series A Preferred Stock do not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth in the Certificate of Designation and in the Articles of Incorporation. The shares of Series A Preferred Stock do not have preemptive or subscription rights.

Sinking Fund

The shares of Series A Preferred Stock are not subject to the operation of a sinking fund.

The foregoing description of the Series A Preferred Stock is a summary only, does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the full text of the Certificate of Designation, a copy of which is attached as Exhibit 3.1 to this Current Report and is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On March 11, 2026, the Company held a Special Meeting of Stockholders (the “Special Meeting”) to consider certain proposals related to the Transactions.

As of the close of business on February 4, 2026, the record date for the Special Meeting, there were 10,703,979 shares of Common Stock (excluding shares held by the Company as treasury stock) outstanding and entitled to vote at the Special Meeting. The total number of shares of the Common Stock represented in person or by proxy at the Special Meeting was 6,301,804, representing approximately 58.9% of the voting power of the capital stock of the Company issued and outstanding and entitled to vote at the Special Meeting, constituting a quorum.

The following are the final voting results on proposals considered and voted upon at the Special Meeting, each of which is described in more detail in the Proxy Statement.

Proposal 1 – To approve, for purposes of complying with Sections 712 and 713 of the NYSE American Listed Company Guide, the issuance to Nexus of up to 110,000 shares of Series A Preferred Stock in a private placement and the issuance of the underlying shares of the Common Stock, the proceeds of which will be used by the Company for the Navitas Acquisition.

For	Against	Abstain
5,909,649	329,784	62,371

Proposal 2 – To approve, on a non-binding, advisory basis, certain compensation that may be paid or become payable to the Company’s named executive officers in connection with the Transactions.

For	Against	Abstain
5,794,815	391,132	115,857

Each of the proposals acted upon by the Company’s stockholders at the Special Meeting received a sufficient number of votes to be approved. The Company’s stockholders did not vote on the proposal to adjourn the Special Meeting to a later date or time because such adjournment was not necessary. No other matters were submitted to or voted on by the Company’s stockholders at the Special Meeting.

Item 7.01. Regulation FD Disclosure.

On the Closing Date, the Company issued a press release announcing the completion of the Transactions. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated into this Item 7.01 by reference herein.

The information included under Item 7.01 of this Current Report (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The audited and unaudited historical financial statements and related notes thereto set forth under the caption “Global Superfoods Corp. Financial Statements (Successor to Navitas LLC)” on pages F-48 through F-92 of the Proxy Statement are hereby incorporated by reference herein.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined financial information and related notes thereto set forth under the caption “Unaudited Pro Forma Condensed Combined Financial Information” on pages 120 through 130 of the Proxy Statement are hereby incorporated by reference herein.

(d) Exhibits

Exhibit No.	Description
2.1*
Securities Purchase Agreement, dated December 21, 2025, by and among Laird Superfood, Inc., Encore Consumer Capital Fund II, LP, certain of the members of Navitas LLC and Global Superfoods Corp. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of the Company filed on December 22, 2025 by the Company with the SEC).

3.1	Certificate of Designation of Series A Preferred Stock.
10.1*
Investment Agreement, dated December 21, 2025, by and among Laird Superfood, Inc., Gateway Superfood NSSIII Investment, LLC and Gateway Superfood NSSIV Investment, LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Company filed on December 22, 2025 by the Company with the SEC).

10.2
Amendment No. 1 to the Investment Agreement, dated January 30, 2026, by and among Laird Superfood, Inc., Gateway Superfood NSSIII Investment, LLC and Gateway Superfood NSSIV Investment, LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Company filed on January 30, 2026 by the Company with the SEC).

10.3	Registration Rights Agreement, dated March 12, 2026, by and among, Laird Superfood, Inc., Gateway Superfood NSSIII Investment, LLC and Gateway Superfood NSSIV Investment, LLC.
10.4	Form of Indemnification Agreement for Directors and Officers.
23.1	Consent of Baker Tilly US, LLP, independent auditors of Global Superfoods Corp. and Navitas LLC.
99.1	Press Release of Laird Superfood, Inc., dated March 12, 2026 (furnished pursuant to Item 7.01).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the SEC or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2026	Laird Superfood, Inc.

	By:	/s/ Anya Hamill
	Name:	Anya Hamill
	Title:	Chief Financial Officer